As filed with the Securities and Exchange Commission on January 18, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACTUANT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	36-0168610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
(Address and Zip Code of Principal Executive Offices)

ACTUANT CORPORATION 2017 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Rick T. Dillon	Copy to:
Executive Vice President and Chief Financial Officer	John Tamisiea
Actuant Corporation	Eric Orsic
N86 W12500 Westbrook Crossing	McDermott Will & Emery LLP
Menomonee Falls, Wisconsin 53051	227 West Monroe Street
Chicago, Illinois 60606
(Name and address of agent for service)

(262) 293-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $0.20 per share	6,125,000 shares	$26.43	$161,883,750	$18,762.33

==========================================================================================

(1)
This registration statement covers 6,125,000 shares consisting of (i) 4,325,000 shares issuable under the Actuant Corporation 2017 Omnibus Incentive Plan (the “plan”) and (ii) 1,800,000 shares being registered to cover shares, if any, that become issuable, pursuant to the terms of the plan, upon the expiration, cancellation or forfeiture of existing awards under our previously registered stock plans. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.

(2)
Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $26.43 per share, which is the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange on January 13, 2017.

==========================================================================================

PART I: INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
Item  1.    Plan Information
Not required to be filed in this registration statement.
Item  2.    Registrant Information and Employee Annual Information
Not required to be filed in this registration statement.
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item  3.    Incorporation of Documents by Reference
The following documents are incorporated by reference into this registration statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2016;
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2016 filed with the Commission on January 9, 2017;
(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on November 18, 2016;
(d) The description of the Class A Common Stock contained in our amended registration statement on Form 8-A/A filed with the Commission on January 15, 2009, as updated by Item 5.03 of the Registrant’s Current Report on Form 8-K filed with the SEC on January 14, 2010; and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this registration statement.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item  4.    Description of Securities
Not applicable.
Item  5.   Interests of Named Experts and Counsel
The legality of the securities registered hereunder will be passed upon for the Registrant by McDermott Will & Emery LLP, the Registrant’s legal counsel. The Registrant’s Secretary, John Tamisiea, is a partner of McDermott Will & Emery LLP.
Item  6.   Indemnification of Directors and Officers
The Registrant is incorporated under the Wisconsin Business Corporation Law (“WBCL”). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.
Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.
Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.
Article VIII of the Registrant’s Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.
Item  7.    Exemptions from Registration Claimed
Not applicable.
Item  8.    Exhibits
See “Index to Exhibits” beginning on page 7, which is incorporated herein by reference.
Item  9.    Undertakings
1.The undersigned Registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
2.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*            *            *

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin on January 17, 2017.

ACTUANT CORPORATION

By:	/s/ RICK T. DILLON
Name:	Rick T. Dillon
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randal W. Baker and Rick T. Dillon, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 17, 2017.

Signature	Title

/s/ RANDAL W. BAKER	Director, President and Chief Executive Officer (Principal Executive Officer)
Randal W. Baker

/s/ ROBERT A. PETERSON	Director, Chairman of the Board
Robert A. Peterson

/s/ GURMINDER S. BEDI	Director
Gurminder S. Bedi

/s/ R. ALAN HUNTER, JR.	Director
R. Alan Hunter, Jr.

/s/ DANNY L. CUNNINGHAM	Director
Danny L. Cunningham

/s/ HOLLY A. VAN DEURSEN	Director
Holly A. Van Deursen

/s/ DENNIS K. WILLIAMS	Director
Dennis K. Williams

/s/ E. JAMES FERLAND	Director
E. James Ferland

/s/ RICK T. DILLON	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Rick T. Dillon

/s/ ROBERT A. WROCKLAGE	Controller (Principal Accounting Officer)
Robert A. Wrocklage

EXHIBIT INDEX TO FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
4.1(a)
Amended and Restated Articles of Incorporation of Actuant Corporation (filed as Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2001 and incorporated herein by reference).

4.1(b)
Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003 and incorporated herein by reference).

4.1(c)
Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 and incorporated herein by reference).

4.1(d)	Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 18, 2006 and incorporated herein by reference).

4.1(e)	Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 14, 2010 and incorporated herein by reference).

4.2	Amended and Restated Bylaws, as last amended effective July 22, 2015 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 23, 2015 and incorporated herein by reference).

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (set forth on signature page).

99.1
Actuant Corporation 2017 Omnibus Incentive Plan (filed as Exhibit A to the definitive proxy statement dated December 5, 2016 relating to the Company’s annual meeting of shareholders held on January 17, 2017 and incorporated herein by reference).